                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

               AMENDMENT NO. 1 TO FORM 8-K DATED JANUARY 4, 2002


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) March 8, 2002 (January 4, 2002)


                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                   000-24971                95-4079863
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)

                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report.)

     The undersigned registrant, Contango Oil & Gas Company ("Contango"), hereby amends Item 7. "Financial Statements, Pro Forma Financial Information and Exhibits" of its Current Report on Form 8-K, dated January 4, 2002.

     The following contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, estimated and expectation of the properties production, reserves, future development costs, operating costs, and general and administrative costs, and energy prices and future tax rates, deductions and credits. Such forward-looking statements involve estimated, assumptions and uncertainties. No assurance can be given that Contango's expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Attached hereto as Schedule A is the audited Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Contango from Juneau Exploration, L.P. ("JEX") and other individuals ("Statement of Combined Revenues and Direct Operating Expenses") for the years ended June 30, 2001 and 2000 and the related notes thereto, together with the Report of Independent Public Accountants of Arthur Andersen LLP concerning the statement and related notes. The properties acquired are herein referred to as the "Acquisitions".

(B)  PRO FORMA FINANCIAL INFORMATION

     Attached hereto as Schedule B for Contango Oil & Gas Company are the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended June 30, 2001 and for the three months ended September 30, 2001, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2001, and the related notes thereto, adjusted to show the pro forma effects of the Acquisitions.

(C)  FINANCIAL STATEMENTS OF CONTANGO OIL & GAS COMPANY

     The financial statements contained in this Form 8-K/A incorporate by reference the financial statements of Contango contained in its Annual Report on Form 10-KSB for the year ended June 30, 2001 and in its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001.

(D)  RESERVE INFORMATION

     Attached hereto as Schedule C is the proved reserve and net present value information of the Acquisitions using NYMEX prices for natural gas and oil at January 4, 2002, adjusted for basis and transportation and discounted at 10%, which amount was used to determine the acquisition price for the Acquisitions.

(E)  EXHIBITS

EXHIBIT NO.    DESCRIPTION
-----------    -----------
10.1           Asset Purchase Agreement by and among Juneau Exploration, L.P.
               and Contango Oil & Gas Company dated January 4, 2002. (1)

10.2 Purchase Agreement by and among Mark A. Stephens, John Miller, The Hunter Revocable Trust, Linda G. Ferszt, Scott Archer and The Archer Revocable Trust and Contango Oil & Gas Company dated January 9, 2002. (2)

23.1+          Consent of Arthur Andersen LLP.

23.2+          Consent of William M. Cobb & Associates, Inc.
-------------------
+  Filed herewith.

(1) Filed as an exhibit to the Company's Form 8-K dated January 4, 2002 and filed with the Securities and Exchange Commission January 18, 2002.

(2) Filed as an exhibit to the Company's Form 10-QSB for the quarter ended June 30, 2002, as filed with the Securities and Exchange Commission February 14, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONTANGO OIL & GAS COMPANY



Date:  March 8, 2002                 By:  /s/ KENNETH R. PEAK
                                          -------------------
                                          Kenneth R. Peak
                                          President and Chief Executive Officer


Date:  March 8, 2002                 By:  /s/  LESIA BAUTINA
                                          ------------------
                                           Lesia Bautina
                                           Controller
                                           (Principal Accounting Officer)

                                                                      SCHEDULE A

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Contango Oil & Gas Company:

     We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Contango Oil & Gas Company from Juneau Exploration, L.P. and other individuals (as described in Note 1) for the years ended June 30, 2001 and 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As disclosed in Note 2, the accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of Contango Oil & Gas Company and is not intended to be a complete financial presentation of the properties described above.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Contango Oil & Gas Company from Juneau Exploration, L.P. and other individuals for the years ended June 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States.


                                ARTHUR ANDERSEN LLP

Houston, Texas
March 4, 2002

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS
    PROPERTIES PURCHASED FROM JUNEAU EXPLORATION, L.P. AND OTHER INDIVIDUALS


                                                               FOR THE YEARS               FOR THE THREE MONTHS
                                                               ENDED JUNE 30,               ENDED SEPTEMBER 30,
                                                        --------------------------     -----------------------------
                                                            2001           2000            2001             2000
                                                           ------         ------          ------           ------
                                                                                                (UNAUDITED)
Revenues...........................................      $5,483,997         $5,914      $1,539,378         $182,519
Direct operating expenses..........................         534,384            572         128,079           14,771
                                                         ----------         ------      ----------         --------
Excess of revenues over direct operating expenses..      $4,949,613         $5,342      $1,411,299         $167,748
                                                         ==========         ======      ==========         ========

   The accompanying notes are an integral part of this financial statement.

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
         NOTES TO STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED FROM JUNEAU
                    EXPLORATION, L.P. AND OTHER INDIVIDUALS

(1)  THE PROPERTIES

     Effective January 1, 2002, Contango Oil & Gas Company ("Contango" or the "Company") entered into an agreement with Juneau Exploration, L.P. ("JEX") to purchase certain working and revenue interests of JEX in South Texas Exploration Program properties ("STEP"). John B. Juneau is the Sole Manager of Juneau GP, LLC, the General Partner of JEX, and is one of the directors of the Company. Contango paid approximately $11 million in cash, subject to normal post-closing adjustments, and funded the acquisition with cash on hand and increased availability under an expanded $17 million secured revolving credit facility provided by Guaranty Bank, FSB. Effective January 1, 2002, the Company increased its ownership interest in STEP properties by paying $1.8 million for an overriding royalty interest ("ORRI") to other individuals. Contango acquired the JEX and ORRI interests in 22 onshore producing natural gas and oil wells, located in Jim Hogg and Brooks Counties, Texas. The properties acquired are herein referred to as the "Acquisitions".

(2)  BASIS FOR PRESENTATION

     During the periods presented, the Acquisitions were not accounted for or operated as a separate division by JEX or by other individuals. Certain costs, such as depreciation, depletion and amortization, exploration expenses, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

     Revenues and direct operating expenses included in the accompanying statement represent Contango's acquired net working and revenue interests in the properties and are presented on the accrual basis of accounting. Depreciation, depletion and amortization, exploration expenses, general and administrative expenses, and corporate income taxes have been excluded. Accordingly, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Acquisitions going forward due to the changes in the business and the omission of various operating expenses.

(3)  COMMITMENTS AND CONTINGENCIES

     Pursuant to the terms of the Asset Purchase Agreements, JEX and the other individuals retain any claims, litigation or disputes pending as of the effective date of January 1, 2002 or any matters arising in connection with ownership of the Acquisitions prior to the effective date. Notwithstanding this indemnification, Contango is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

       CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES SUPPLEMENTAL OIL AND
         GAS INFORMATION OF THE OIL AND GAS PROPERTIES PURCHASED FROM
                JUNEAU EXPLORATION, L.P. AND OTHER INDIVIDUALS
                                  (UNAUDITED)

OIL AND GAS RESERVE INFORMATION

     Proved oil and gas reserve quantities are based on estimates prepared by William M. Cobb & Associates, Inc, independent petroleum engineers. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the Acquisitions represents estimates only and should not be construed as being exact.

                                               GAS            OIL
                                              -----          -----
                                              (MCF)          (BBLS)
Total Proved Reserves: (a)
  Balance, June 30, 1999...............             -              -
    Production.........................          (989)           (30)
    Discoveries........................     1,220,203         54,893
                                            ---------         ------
  Balance, June 30, 2000...............     1,219,214         54,863
                                            =========         ======

(a)  Substantially all proved reserves have been developed.

                                               GAS             OIL
                                              -----           -----
                                              (MCF)           (BBLS)
Total Proved Reserves: (a)
  Balance, June 30, 2000...............     1,219,214         54,863
    Production.........................      (799,000)       (25,000)
    Discoveries........................     4,943,000        108,000
    Revisions............................    (114,000)       (33,000)
                                            ---------        -------
  Balance, June 30, 2001...............     5,249,214        104,863
                                            =========        =======

(a)  Substantially all proved reserves have been developed.

FUTURE NET CASH FLOWS

     Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company's petroleum engineers by estimating the expenditures to be incurred in developing and producing the Acquisitions' proved natural gas and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions.

     Future income taxes are based on year-end statutory rates, adjusted for tax basis and applicable tax credits and for 2001 is based on Contango's purchase price. A discount factor of 10 percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of the Acquisitions' natural gas and oil properties. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

                                                               JUNE 30, 2000
                                                               -------------
Future cash flows..........................................      $ 7,836,903
Future operating expenses..................................         (843,719)
Future development costs...................................          (55,900)
Future income tax expense..................................       (2,016,614)
                                                                 -----------
Future net cash flows......................................        4,920,670
10% discount rate..........................................         (870,615)
                                                                 -----------
Standardized measure of discounted future net cash flows...      $ 4,050,055
                                                                 ===========

                                                               JUNE 30, 2001
                                                               -------------
Future cash flows.........................................       $23,984,624
Future operating expenses.................................        (6,400,288)
Future development costs.................................            (14,375)
Future income tax expenses................................          (800,649)
                                                                 -----------
Future net cash flows.....................................        16,769,312
10% discount rate.........................................        (3,992,807)
                                                                 -----------
Standardized measure of discounted future net cash flows..       $12,776,505
                                                                 ===========

     Changes in the standardized measure of future net cash flows relating to proved natural gas and oil reserves are summarized below:

                                                               FOR THE YEAR
                                                                   ENDED
                                                               JUNE 30, 2000
                                                               -------------
Beginning of year...................................             $         -
Sales, net of production costs......................                  (5,342)
Net change in price and production costs............                       -
Extensions and discoveries..........................               5,618,325
Changes in future development costs.................                       -
Revision of quantity estimated......................                       -
Accretion of discount...............................                       -
Change in timing of production rates and other......                       -
Changes in income taxes.............................              (1,562,928)
                                                                 -----------
End of year.........................................             $ 4,050,055
                                                                 ===========

                                                                FOR THE YEAR
                                                                    ENDED
                                                                JUNE 30, 2001
                                                                -------------
Beginning of year...................................             $ 4,050,055
Sales, net of production costs......................              (4,949,613)
Net change in price and production costs............              (1,854,943)
Extensions and discoveries..........................              15,487,370
Changes in future development costs.................                  28,250
Revision of quantity estimated......................               1,075,907
Accretion of discount...............................                 561,298
Change in timing of production rates and other.....               (2,535,750)
Changes in income taxes............................                  913,931
                                                                 -----------
End of year........................................              $12,776,505
                                                                 ===========

                                                                      SCHEDULE B

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show effects of the acquisition of the working and net revenue interests of certain properties purchased by Contango Oil & Gas Company ("Contango") from Juneau Exploration, L.P. ("JEX") effective January 1, 2002 and of the acquisition of the overriding royalty interest ("ORRI") purchased from other individuals on effective January 1, 2002 (collectively, the "Acquisitions").

     The pro forma condensed consolidated statements of operations are presented to show net income attributable to common stock as if the Acquisitions occurred effective July 1, 2000. The pro forma condensed consolidated balance sheet is based on the assumption that the Acquisitions occurred effective September 30, 2001.

     Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Acquisitions occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, Contango's Annual Report on Form 10-KSB for the year ended June 30, 2001, its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 and the Statement of Combined Revenues and Direct Operating Expenses included herein as Schedule A.

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2001

                                                  CONTANGO      ACQUISITIONS     PRO FORMA
                                                 HISTORICAL      HISTORICAL     ADJUSTMENTS        PRO FORMA
                                                 ----------     ------------    -----------        ---------
REVENUES:
  Natural gas and oil sales..................    $24,548,723      $5,483,997    $         -       $30,032,720
  Loss from hedging activities...............       (557,654)              -              -          (557,654)
                                                 -----------      ----------    -----------       -----------
    Total revenues...........................     23,991,069       5,483,997              -        29,475,066
                                                 -----------      ----------    -----------       -----------
EXPENSES:
  Operating expenses.........................      2,631,905         534,384              -         3,166,289
  Exploration expenses.......................      4,167,427               -              -         4,167,427
  Depreciation, depletion and amortization...      4,023,672               -      1,293,690(a)      5,317,362
  Impairment of proved gas and oil properties        300,466               -              -           300,466
  General and administrative expense.........      2,356,421               -              -         2,356,421
                                                 -----------      ----------    -----------       -----------
    Total expenses...........................     13,479,891         534,384      1,293,690        15,307,965
                                                 -----------      ----------    -----------       -----------
INCOME (LOSS) FROM OPERATIONS................     10,511,178       4,949,613     (1,293,690)       14,167,101
Interest expense.............................         (8,674)              -       (304,200)(b)      (312,874)
Interest income..............................        414,403               -              -           414,403
                                                 -----------      ----------    -----------       -----------
INCOME (LOSS) BEFORE INCOME TAXES............     10,916,907       4,949,613     (1,597,890)       14,268,630

Provision for income taxes...................      3,179,248               -       (559,262)(c)     2,619,986
                                                 -----------      ----------    -----------       -----------
NET INCOME (LOSS)............................      7,737,659       4,949,613     (1,038,628)       11,648,644

Preferred stock dividends....................        475,205               -              -           475,205
                                                 -----------      ----------    -----------       -----------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
 STOCK.......................................    $ 7,262,454      $4,949,613    $(1,038,628)      $11,173,439
                                                 ===========      ==========    ===========       ===========
NET INCOME PER SHARE:
  Basic......................................          $0.64                                            $0.99
                                                 ===========                                      ===========
  Diluted....................................          $0.54                                            $0.81
                                                 ===========                                      ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic......................................     11,287,298                                       11,287,298
                                                 ===========                                      ===========
  Diluted....................................     14,381,124                                       14,381,124
                                                 ===========                                      ===========

      The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 For the Three Months Ended September 30, 2001

                                                  CONTANGO     ACQUISITIONS    PRO FORMA
                                                 HISTORICAL     HISTORICAL    ADJUSTMENTS       PRO FORMA
                                                ------------   ------------   ------------      ---------
REVENUES:
  Natural gas and oil sales..................   $ 5,782,857      $1,539,378   $         -      $ 7,322,235
  Gain from hedging activities...............     4,483,659               -             -        4,483,659
                                                -----------      ----------   -----------      -----------
    Total revenues...........................    10,266,516       1,539,378             -       11,805,894
                                                -----------      ----------   -----------      -----------
EXPENSES:
  Operating expenses.........................       625,053         128,079             -          753,132
  Exploration expenses.......................       889,613               -             -          889,613
  Depreciation, depletion and amortization...     1,579,482               -       937,926 (a)    2,517,408
  General and administrative expense.........       379,817               -             -          379,817
                                                -----------      ----------   -----------      -----------
    Total expenses...........................     3,473,965         128,079       937,926        4,539,970
                                                -----------      ----------   -----------      -----------
INCOME (LOSS) FROM OPERATIONS................     6,792,551       1,411,299      (937,926)       7,265,924

Interest expense.............................        (9,317)              -       (76,050)(b)      (85,367)
Gain on sale of assets.......................        54,047               -             -           54,047
Interest income..............................        40,773               -             -           40,773
                                                -----------      ----------   -----------      -----------
INCOME (LOSS) BEFORE INCOME TAXES............     6,878,054       1,411,299    (1,013,976)       7,275,377

Provision for income taxes...................     2,407,319               -      (354,892)(c)    2,052,427
                                                -----------      ----------   -----------      -----------
NET INCOME (LOSS)............................     4,470,735       1,411,299      (659,084)       5,222,950

Preferred stock dividends....................       150,000               -             -          150,000
                                                -----------      ----------   -----------      -----------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
 STOCK.......................................   $ 4,320,735      $1,411,299   $  (659,084)     $ 5,072,950
                                                ===========      ==========   ===========      ===========
NET INCOME PER SHARE:
  Basic......................................         $0.38                                          $0.44
                                                ===========                                    ===========
  Diluted....................................         $0.31                                          $0.36
                                                ===========                                    ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic......................................    11,502,332                                     11,502,332
                                                ===========                                    ===========
  Diluted....................................    14,414,119                                     14,414,119
                                                ===========                                    ===========

      The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                              UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001


                                                      ASSETS

                                                       CONTANGO             PRO FORMA
                                                      HISTORICAL           ADJUSTMENTS             PRO FORMA
                                                      ----------           -----------             ---------
Cash and cash equivalents........................     $ 7,564,215           $(5,089,296)(1)       $ 2,474,919
Other current assets.............................       5,491,262                     -             5,491,262
Net property and equipment.......................      17,271,270            12,889,296 (1)        30,386,066
                                                                                225,500 (2)
Other assets.....................................       6,709,682                     -             6,709,682
                                                      -----------           -----------           -----------
TOTAL ASSETS.....................................     $37,036,429           $ 8,025,500           $45,061,929
                                                      ===========           ===========           ===========

                                         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities..............................     $ 3,814,112           $   225,500 (2)       $ 4,039,612
Long-term debt...................................               -             7,800,000 (1)         7,800,000
Deferred credits and other noncurrent liabilities       3,877,928                     -             3,877,928
                                                      -----------           -----------           -----------
Total liabilities................................       7,692,040             8,025,500            15,717,540
Shareholders' equity.............................      29,344,389                     -            29,344,389
                                                      -----------           -----------           -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......     $37,036,429           $ 8,025,500           $45,061,929
                                                      ===========           ===========           ===========


      The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The unaudited pro forma statement of operations for the year ended June 30, 2001, is based on the audited financial statements of Contango for the year ended June 30, 2001, the audited statement of combined revenues and direct operating expenses for properties purchased from Juneau Exploration, L.P. ("JEX") and other individuals for the year ended June 30, 2001, and the adjustments and assumptions described below.

     The unaudited pro forma statement of operations for the three months ended September 30, 2001 and the unaudited pro forma balance sheet as of September 30, 2001 are based on the unaudited financial statements of Contango as of and for the three months ended September 30, 2001, the unaudited statement of combined revenues and direct operating expenses for properties purchased from JEX and other individuals for the three months ended September 30, 2001, and the adjustments and assumptions described below.

PRO FORMA ADJUSTMENTS

     The unaudited pro forma statements of operations reflect the following adjustments:

     a. Record incremental depreciation, depletion and amortization expense ("DD&A") using the units-of-production method, resulting from the purchase of properties from JEX and other individuals.

     b. Record interest expense associated with debt of approximately $7.8 million incurred under Contango's revolving credit facility to fund a portion of the purchase price. Applicable interest rates on the facility were 3.9 percent for the year ended June 30, 2001 and for the quarter ended September 30, 2001. The effect of debt financing is based on the current interest rate for which Contango has a commitment.

     c. Record a pro forma income tax provision, assuming a 35 percent rate, based on the pro forma change in income (loss) before income taxes.

     The unaudited pro forma balance sheet reflects the following adjustments:

     1. Record the purchase price of properties from JEX and other individuals, totaling $12,889,296 funded with:

         .  Available cash on hand.

         . Proceeds from borrowings of approximately $7.8 million under an expanded secured oil and gas revolving credit facility.

     2. Record transaction costs, primarily legal and auditing fees, relating to the purchase of properties from JEX and other individuals.

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                 PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES
                                  (UNAUDITED)

     The following table sets forth certain unaudited pro forma information concerning Contango's proved oil and gas reserves as of June 30, 2001, giving effect to the purchase of properties from JEX and other individuals as if it had occurred on July 1, 2000. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projection of future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

PROVED OIL AND NATURAL GAS RESERVES

                                                                             NATURAL GAS
                                                          ---------------------------------------------------
                                                             CONTANGO        ACQUISITIONS        PRO FORMA
                                                          ---------------   ---------------   ---------------
Proved Developed and Undeveloped Reserves:                                      (MMcf)
 Balance, June 30, 2000................................            2,686             1,219             3,905
  Discoveries..........................................           17,146             4,943            22,089
  Revisions............................................             (128)             (114)             (242)
  Production...........................................           (3,570)             (799)           (4,369)
                                                                  ------             -----            ------
Balance, June 30, 2001.................................           16,134             5,249            21,383
                                                                  ======             =====            ======
Proved Developed Reserves:
 Balance, June 30, 2000................................            1,206             1,219             2,425
 Balance, June 30, 2001................................           14,013             5,249            19,262

                                                                                   OIL
                                                            ---------------------------------------------------
                                                               CONTANGO        ACQUISITIONS        PRO FORMA
                                                            ---------------   ---------------   ---------------
Proved Developed and Undeveloped Reserves:                                      (MBbls)
 Balance, June 30, 2000................................              137                55               192
  Discoveries..........................................              280               108               388
  Revisions............................................               40               (33)                7
  Production...........................................             (122)              (25)             (147)
                                                                    ----               ---              ----
 Balance, June 30, 2001................................              335               105               440
                                                                    ====               ===              ====
Proved Developed Reserves:
 Balance, June 30, 2000................................               70                55               125
 Balance, June 30, 2001................................              300               105               405

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
          PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES - (CONTINUED)
                                  (UNAUDITED)

     The following table sets forth unaudited pro forma information concerning the discounted future net cash flows from proved oil and gas reserves of Contango as of June 30, 2001, net of income tax expense, and giving effect to the acquisition of the JEX and other individual properties as if it had occurred on July 1, 2000. Income tax expense has been computed using assumptions relating to the future tax rates and the permanent differences and credits under the tax laws relating to oil and gas activities at June 30, 2001. Cash flows relating to the Acquisitions are based on William M. Cobb & Associates Inc., evaluation of reserves and on information provided by JEX and other individuals. Future income tax expense on the Acquisitions is based on Contango's purchase price. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used but should not be viewed as indicative of fair market value. Reference should be made to Contango's financial statements for the fiscal year ended June 30, 2001, and the Statement of Combined Revenues and Direct Operating Expenses included herein as Schedule A, for a discussion of the assumptions used in preparing the information presented.

                FUTURE NET CASH FLOWS                       CONTANGO         ACQUISITIONS        PRO FORMA
-----------------------------------------------------   ----------------   ----------------   ----------------
Cash inflows.........................................      $ 73,861,851        $23,984,624       $ 97,846,475
Production and development costs.....................       (19,894,046)        (6,414,663)       (26,308,709)
Income tax expense...................................       (12,516,200)          (800,649)       (13,316,849)
                                                           ------------        -----------       ------------
Future net cash flows...............................         41,451,605         16,769,312         58,220,917
10% discount rate....................................        (8,305,000)        (3,992,807)       (12,297,807)
                                                           ------------        -----------       ------------
Discounted future net cash flows.....................      $ 33,146,605        $12,776,505       $ 45,923,110
                                                           ============        ===========       ============

     The following table sets forth the principal sources of change in discounted future net cash flows:

               FUTURE NET CASH FLOWS                       CONTANGO         ACQUISITIONS        PRO FORMA
----------------------------------------------------   ----------------   ----------------   ----------------
Beginning of year...................................      $ 10,226,634        $ 4,050,055       $ 14,276,689
  Sales, net of production costs....................       (21,916,818)        (4,949,613)       (26,866,431)
  Net change in price and production costs..........        (2,794,442)        (1,854,943)        (4,649,385)
  Extensions and discoveries........................        53,366,000         15,487,370         68,853,370
  Change in future development costs................           327,231             28,250            355,481
  Revision of quantities estimated..................         1,181,000          1,075,907          2,256,907
  Accretion of discount.............................         1,226,000            561,298          1,787,298
  Change in timing of production rates and other....        (1,024,000)        (2,535,750)        (3,559,750)
  Changes in income taxes...........................        (7,445,000)           913,931         (6,531,069)
                                                          ------------        -----------       ------------
End of year.........................................      $ 33,146,605        $12,776,505       $ 45,923,110
                                                          ============        ===========       ============

                                                                      SCHEDULE C

    The table below sets forth the proved reserve and net present value information of the Acquisitions using NYMEX prices for natural gas and oil at January 4, 2002, adjusted for basis and transportation and discounted at 10%, which amount was used to determine the acquisition price for the Acquisitions.

                          CONTANGO OIL & GAS COMPANY
                          NET RESERVES AND ECONOMICS
                                  (Unaudited)

                     01/01/2002 EFFECTIVE DATE PROPERTIES
                   Juneau Exploration, L.P. + ORRI Interests
                            (Dollars in Thousands)

                                                                                                           FUTURE NET REVENUES
               NET PRODUCTION      PRODUCTION PRICES                            FUTURE NET REVENUES        DISCOUNTED AT 10%
             ------------------    -----------------                            -----------------------------------------------
 END         OIL/COND     GAS        OIL      GAS
MO-YEAR       MBBLS       MMCF      $/BBL    $/MCF    REVENUES   EXPENSES        ANNUAL     CUMULATIVE     ANNUAL     CUMULATIVE
-------       -----       ----      -----    -----    --------   --------        ------     ----------   ----------   ----------
  Dec-02     34.407     1,388.0    18.80     2.784    4,510.890    735.001    3,775.889      3,775.889    3,607.020    3,607.020
  Dec-03     22.997       950.7    19.13     3.351    3,625.623    654.406    2,971.217      6,747.106    2,583.425    6,190.445
  Dec-04     16.708       693.4    18.91     3.530    2,763.830    534.618    2,229.212      8,976.318    1,760.822    7,951.267
  Dec-05     12.984       541.5    18.69     3.599    2,191.322    448.928    1,742.394     10,718.712    1,250.983    9,202.250
  Dec-06     10.592       442.8    19.17     3.687    1,835.945    398.726    1,437.219     12,155.931      937.811   10,140.061
  Dec-07      8.902       373.2    18.45     3.784    1,576.340    363.545    1,212.795     13,368.726      719.305   10,859.366
  Dec-08      7.552       317.7    18.45     3.784    1,341.502    332.472    1,009.030     14,377.756      544.074   11,403.440
  Dec-09      6.400       270.0    18.45     3.784    1,139.924    305.791      834.133     15,211.889      408.897   11,812.337
  Dec-10      5.426       229.5    18.45     3.784      968.664    283.119      685.545     15,897.434      305.523   12,117.860
  Dec-11      4.600       195.1    18.45     3.784      823.156    263.852      559.304     16,456.738      226.617   12,344.477
  Dec-12      3.902       165.8    18.45     3.784      699.522    247.479      452.043     16,908.781      166.520   12,510.997
  Dec-13      3.310       141.0    18.45     3.784      594.469    233.564      360.905     17,269.686      120.875   12,631.872
  Dec-14      2.777       118.4    18.45     3.787      499.430    215.704      283.726     17,553.412       86.398   12,718.270
  Dec-15      2.278        97.3    18.45     3.787      410.373    190.762      219.611     17,773.023       60.802   12,779.072
  Dec-16      1.895        81.4    18.45     3.788      343.412    176.644      166.768     17,939.791       41.983   12,821.055
            -------     -------                      ----------  ---------   ----------                  ----------
Sub Total   144.730     6,005.8    18.77     3.431   23,324.402  5,384.611   17,939.791     17,939.791   12,821.055   12,821.055
  After       5.539       241.6    18.45     3.781    1,015.714    678.195      337.519     18,277.310       68.242   12,889.297
            -------     -------                      ----------  ---------   ----------                  ----------
  Total     150.269     6,247.4    18.76     3.445   24,340.116  6,062.806   18,277.310     18,277.310   12,889.297   12,889.297
            =======     =======                      ==========  =========   ==========                  ==========